UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Bowman Consulting Group Ltd. (the “Company”) held its annual meeting of stockholders on May 16, 2024. Stockholders were asked to vote on two proposals: the election of two Class III directors for terms expiring at the 2027 annual meeting of stockholders and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Final voting results are set forth below.

Proposal 1: Election of Directors

Final votes regarding the election of two Class III directors for terms expiring at the 2027 annual meeting of stockholders and until his successor is duly elected and qualified are set forth below. Accordingly, each director nominee was elected.

	FOR	WITHHELD	BROKER NON VOTE
James Laurito	8,327,262	973,140	3,046,413
Raymond Vicks, Jr.	7,698,849	1,601,553	3,046,413

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Final votes on the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2024 are set forth below. Accordingly, the appointment of Ernst & Young LLP was ratified.

FOR	AGAINST	ABSTAIN
12,344,525	1,778	512

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: May 21, 2024	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer